SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

March 9, 2012

Date of Report (date of earliest event reported)

EVERGREEN SOLAR, INC.

(Exact name of Registrant as specified in its charter)

Delaware	000-31687	04-3242254
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

138 Bartlett Street

Marlboro, Massachusetts 01752

(Address of principal executive offices)

(508) 357-2221

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

1.01 Entry into a Material Definitive Agreement.

As previously disclosed, on August 15, 2011, Evergreen Solar, Inc. (the “Company”), pursuant to the provisions of the United States Bankruptcy Code (the “Bankruptcy Code”), filed a voluntary petition in the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”) seeking relief under the provisions of chapter 11 of the Bankruptcy Code (Case No. 11-12590) (the “Bankruptcy Case”). Also as previously disclosed, the Company has sold substantially all of its assets, excluding the Company’s facility located at Devens, Massachusetts and certain equipment therein (the “Devens Assets”) pursuant to asset sales under Section 363 of the Bankruptcy Code.

In connection with the Bankruptcy Case, the Company and Hackman Capital Acquisition Company, LLC, as purchaser (the “Devens Assets Purchaser”), entered into an Asset Purchase Agreement, dated as of March 9, 2012 (the “Devens Assets Purchase Agreement”), pursuant to which the Company agreed to sell the Devens Assets to the Devens Assets Purchaser. Pursuant to the terms of the agreement, the Devens Assets Purchaser has agreed to purchase the Devens Assets for $8,530,000, subject to certain adjustments as described therein.

To facilitate the consummation of the transactions contemplated by the Devens Assets Purchase Agreement, the Company, Massachusetts Development Finance Agency (“MassDev”) and 112 Barnum Road, LLC (the “Purchaser Affiliate”), an affiliate of the Devens Assets Purchaser, entered into that certain Settlement Agreement and Release, dated as of March 11, 2012 (the “Settlement Agreement”), pursuant to which, subject to the closing of the sale of the Devens Assets, the Company will direct the Devens Assets Purchaser to pay a portion of the purchase price under the Devens Assets Purchase Agreement directly to MassDev; MassDev will convey title to the land located in Devens, Massachusetts to the Purchaser Entity; and the Company and MassDev will settle all outstanding claims against one another, among other things.

The Devens Assets are to be sold pursuant to Sections 105, 363 and 365 of the Bankruptcy Code, and the agreements described herein are subject to the issuance by the Bankruptcy Court of an order approving the transaction (the “Sale Order”).

Consummation of the sale of the Devens Assets pursuant to the Devens Asset Purchase Agreement is subject to a number of customary conditions, including, among others, conditions related to accuracy of the representations and warranties of the parties; material compliance by the parties with their obligations under the governing agreement; and compliance with the Bankruptcy Code.

The Devens Assets Purchase Agreement may be terminated under a number of circumstances, including breach of certain representations and covenants and the revocation of the Sale Order.

The foregoing description of the transactions contemplated by the Devens Assets Purchase Agreement and the Settlement Agreement does not purport to be complete and is qualified in its entirety by reference to the Devens Assets Purchase Agreement and the Settlement Agreement, which are filed as Exhibits 2.1 and 2.2 hereto and are incorporated herein by reference.

Cautionary Statement Regarding Forward-Looking Statements

This Current Report on Form 8-K, contains forward-looking statements, including the Company’s intent to close the sale of the Devens Assets to the Devens Assets Purchaser and the potential effects of the Settlement Agreement. Such forward-looking statements are subject to risks and uncertainties which could cause them to differ materially from those currently anticipated in such statements. Factors that could cause actual results to differ materially from those in forward-looking statements include our ability to comply with and meet the conditions set forth in the agreements governing such transaction in order to close the sale and our ability to obtain a Sale Order. Forward-looking statements speak only as of the date they are made and the Company disclaims any obligation to publicly update or revise any such statements to reflect any change in Company expectations, or in events, conditions or circumstances on which any such statements may be used, or that may affect the likelihood that actual results will differ from those set forth in the forward-looking statements.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

No.	Description
2.1	Asset Purchase Agreement (Devens Assets), dated March 9, 2012, between the Company and Hackman Capital Acquisition Company, LLC
2.2	Settlement Agreement and Release, dated March 11, 2012, among the Company, Massachusetts Development Finance Agency and 112 Barnum Road, LLC

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Evergreen Solar, Inc.

By:	/s/ Christian M. Ehrbar
Name: Christian M. Ehrbar Title: President and Chief Executive Officer

Dated March 15, 2012

EXHIBIT INDEX

Exhibit Number	Description
2.1	Asset Purchase Agreement (Devens Assets), dated March 9, 2012, between the Company and Hackman Capital Acquisition Company, LLC
2.2	Settlement Agreement and Release, dated March 11, 2012, among the Company, Massachusetts Development Finance Agency and 112 Barnum Road, LLC